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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-89331, effective October 20, 1999 and File No. 333-65430, effective July 19, 2001) pertaining to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of rStar Corporation of our report dated March 24, 2003, with respect to the consolidated financial statements of rStar Corporation included in this annual report on Form 10-K for the year ended December 31, 2002.







                                                       Yours Truly,


April 11, 2002                                    KOST, FORER and GABBAY
Tel-Aviv, Israel                              A Member of Ernst & Young Global